UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

____________________________
FORM 8-K

 ____________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 23, 2017

____________________________
 VONAGE HOLDINGS CORP.
(Exact Name of Registrant as Specified in Charter)

 ____________________________

Delaware	001-32887	11-3547680
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

23 Main Street, Holmdel, NJ	07733
(Address of Principal Executive Offices)	(Zip Code)
Registrant's telephone number, including area code: (732) 528-2600

(Former Name or Former Address, if Changed Since Last Report)
____________________________
 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
(e) 2017 Bonus Metrics
On February 23, 2017, the Compensation Committee (the “Committee”) of the Board of Directors (the “Board”) of Vonage Holdings Corp. (the “Company”) unanimously approved metrics and weightings with respect to annual bonuses for 2017 that will be payable, if and to the extent earned, in 2018. The purpose of the Company’s annual bonuses is to (i) promote the interests of the Company and its stockholders to create incentives for employees to achieve specified business objectives, (ii) foster a culture of innovation and collaboration to align efforts across the business, and (iii) enable the Company to attract and retain skilled employees by providing attractive compensation opportunities linked to performance results.
When determining the annual bonuses of the Company’s named executive officers and other bonus-eligible employees, the Committee will take into account achievement of the objective performance criteria as described below and other factors relating to the executive’s individual performance. The measures initially approved for 2017, are as follows:

Metrics
UCaaS Revenues
Nexmo, the Vonage API Platform Revenues
Gross Margin
Adjusted Consolidated OIBDA (1)
Churn - UCaaS (Revenue) (2)

(1) GAAP income (loss) from operations excluding certain items including depreciation and amortization and share-based expense.
(2) Relates to recurring revenue lost from customers that churn during the year divided by average recurring revenue for the year.
Each of the metrics is assigned a weighting which, when combined with the other metrics, totals 100% of the target bonus. For each metric, there is (i) a minimum level of performance that would result in a payment equal to 50% of the weighted target bonus for the metric (and below which no payment would result), (ii) a target level of performance that would result in a payment equal to 100% of the weighted target bonus for the metric, and (iii) an outstanding level of performance that would result in a payment equal to 175% of the weighted target bonus for each of the metrics other than Adjusted Consolidated OIBDA, for which a 150% maximum exists. The Committee has implemented certain limitations on the bonus payment in order to reflect the Company’s focus on revenue growth. Regardless of performance against any of the bonus metrics, no payments above 95% of the target bonus will be made unless a target level of performance for the combined UCaaS Revenue and Nexmo, the Vonage API Platform Revenue metrics are met. For our senior executives, including our named executive officers, 10% of the 2017 bonus will be determined based upon individual performance metrics approved by the Committee.
Notwithstanding the foregoing, the Committee retains the discretion to adjust the amount of any bonus to be paid, regardless of whether or the extent to which any of the objective criteria are achieved, to change the metrics and weightings, and to add additional metrics specific to functions. Additional information with respect to the compensation arrangements for the Company’s executive officers, including salary increases, annual bonus awards, and equity grants will be set forth in the Company’s Proxy Statement for its 2017 Annual Meeting of Stockholders.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VONAGE HOLDINGS CORP.

Date: February 28, 2017	By:	/s/ Randy K,. Rutherford
Randy K,. Rutherford Interim Chief Legal Officer

3